UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2024

BLUE OWL TECHNOLOGY FINANCE CORP. II

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56371	87-2993019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Materially Definitive Agreement

On May 24, 2024, Blue Owl Technology Finance Corp. II (the “Company”) entered into the Second Amendment to that certain Senior Secured Credit Agreement (the “Second Amendment”), which amends that certain Senior Secured Credit Agreement, dated as of June 9, 2022. The parties to the Second Amendment include the Company, as Borrower, the subsidiary guarantors party thereto solely with respect to Section 5.8 therein, the lenders party thereto, and Truist Bank, as Administrative Agent. The Second Amendment, among other things, (i) increases the total committed facility amount from $1,025,000,000 to $1,075,000,000 and (ii) replaces the interest rate benchmark for Loans denominated in Canadian Dollars from CDOR to CORRA, which includes a credit spread adjustment of 0.29547% for one-month tenor Loans and 0.32138% for three-month tenor Loans.

Item 2.03 – Creation of Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Second Amendment to Senior Secured Credit Agreement, dated as of May 24, 2024, between Blue Owl Technology Finance Corp. II, as Borrower, the subsidiary guarantors party thereto, the lenders party thereto, and Truist Bank, as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blue Owl Technology Finance Corp. II

May 31, 2024	By:	/s/ Jonathan Lamm
	Name:	Jonathan Lamm
	Title:	Chief Financial Officer and Chief Operating Officer